Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(2,097,727)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(1,705,401)
Dividend Income	64,769
Interest Income	153,059
Total Income (Loss)	$(3,585,300)

Expenses
General Partner Management Fees	$33,687
Professional Fees	31,248
Brokerage Commissions	5,120
Directors' Fees and insurance	2,132
License fees	842
Total Expenses	$73,029
Net Income (Loss)	$(3,658,329)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/23	$77,246,940
Net Income (Loss)	(3,658,329)

Net Asset Value End of Month	$73,588,611
Net Asset Value Per Share (1,250,000 Shares)	$58.87

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596